SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 28, 2007

CASCADE BANCORP

(Exact name of Registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices and zip code)

(541) 385-6205
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K file is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On November 26, 2007, the Company’s Board of Directors approved amendments to Article II of the Company’s Bylaws to change the size of the Board of Directors from 10 to not less than 9 or more than 11 members, to declassify the Board and to replace the three-year director term with an annual term. In addition, the amendments add a new Section 9 to Article I of the Company’s Bylaws to modify and clarify the notification requirements for proposals or the nomination of directors by shareholders at a meeting and amend Article VI to expressly allow for uncertificated shares of the Company’s stock. The amendment is attached to this report as Exhibit 3.1, which is incorporated herein by reference.

On November 26, 2007, the Company’s Board of Directors approved a revised Corporate Governance Guidelines that also incorporates the substantive changes above, as well as addressing other administrative matters. The revised guidelines are posted on the Company’s website at botc.com.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1 Amendment to the Bylaws of Cascade Bancorp Amended and Restated Bylaws as of January 23, 2006.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CASCADE BANCORP

By:	/s/ Gregory D. Newton

Gregory D. Newton
Executive Vice President/ Chief Financial Officer/Secretary

Date: 11/28/07